EXHIBIT 10.3

FIFTH AMENDMENT TO THE

MERIT MEDICAL SYSTEMS, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

THIS FIFTH AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC. 1996 EMPOLOYEE STOCK PURCHASE PLAN (this "Amendment") is made and adopted effective April 15, 2021 by Merit Medical Systems, Inc., contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2021.

WHEREAS, Merit Medical Systems, Inc. (the "Company") maintains the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan (the "Plan") for the benefit of its employees and the employees of its participating subsidiaries; and

WHEREAS, it is necessary and desirable to amend the Plan to increase the number of shares of Company common stock (“Shares”) authorized for grant under the Plan from 1,493,056 Shares to 1,593,056 Shares; and

WHEREAS, the Company, acting through its Board of Directors (the "Board"), has reserved the right to amend the Plan at any time and from time to time, subject to shareholder approval in the case of certain material modifications;

NOW, THEREFORE, contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2021, the Plan is amended as follows effective April 15, 2021:

1.  The first sentence of Section 10.1 of the Plan, setting forth the number of Shares authorized for grant under the Plan, is amended to read as follows:

"The maximum number of shares of Common Stock that may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4 below, shall be 1,593,056 shares for all Offerings (including offerings prior to April, 2001).”

2.  Notwithstanding the foregoing, if the shareholders of the Company fail to approve this Amendment by June 30, 2021, this Amendment shall be null and void.  Except as provided above, the terms of the Plan are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of April 15, 2021, contingent upon approval of this Amendment by the shareholders of the Company not later than June 30, 2021.

MERIT MEDICAL SYSTEMS, INC.

By:  __/s/ Fred P. Lampropoulos__________________

Name:  __Fred P. Lampropoulos__________________

Title:  ___Chief Executive Officer_________________